UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): March 15, 2007
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File No.)	94-3038428 (I.R.S. Employer Identification No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
          On March 15, 2007, Finisar Corporation (“Finisar”) received a written Additional Staff Determination notice from The Nasdaq Stock Market (“Nasdaq”) stating that Finisar is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because it did not timely file its report on Form 10-Q for the third quarter ended January 28, 2007 (the “January 10-Q”) and, therefore, that its common stock is subject to delisting from the Nasdaq Global Select Market. Finisar issued a press release on March 21, 2007 disclosing its receipt of this notice from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
          On March 16, 2007, Finisar filed a Form 12b-25 with the Securities and Exchange Commission reporting that it had delayed filing the January 10-Q report pending the completion of a review of its historical stock option grant practices being conducted by the Audit Committee of its Board of Directors. Finisar plans to file the January 10-Q report as soon as practicable following the conclusion of the review. The information in Finisar’s Form 12b-25 is incorporated by reference herein.
          Finisar had previously received a similar Staff Determination notice with respect to its failure to timely file its report on Form 10-Q for the second quarter ended October 29, 2006 (the “October 10-Q”). In response to the initial Staff Determination notice, Finisar requested a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) to review the Staff Determination and to request additional time to comply with the filing requirements pending completion of the Audit Committee’s investigation. The hearing was held on February 15, 2007, at which time Finisar indicated that it would probably not be able to timely file the January 10-Q. Finisar’s request is currently under submission. Finisar intends to supplement its previous submission to Nasdaq to include the January 10-Q in its pending request for additional time to make required filings. There can be no assurance that the Panel will grant Finisar’s request for continued listing. Pending a decision by the Panel, Finisar’s common stock will continue to be traded on the Nasdaq Global Select Market.
Item 9.01 Financial Statements and Exhibits
     (d)      Exhibits

Exhibit	Description
99.1	Press release issued by Finisar Corporation dated March 21, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 21, 2007

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release issued by Finisar Corporation dated March 21, 2007.